As filed with the Securities and Exchange Commission on February 17, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
PILGRIM'S PRIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1285071 (I.R.S. Employer Identification No.)
1770 Promontory Circle, Greeley, Colorado (Address of Principal Executive Offices)	80634-9038 (Zip Code)

PILGRIM'S PRIDE RETIREMENT SAVINGS PLAN
TO-RICOS EMPLOYEE SAVINGS AND RETIREMENT PLAN
(Full title of the plan)
Fabio Sandri
Chief Financial Officer
1770 Promontory Circle
Greeley, Colorado 80634-9038
(970) 506-8000
(Name, address, telephone number, including area code, of agent for service)
with a copy to:
W. Crews Lott
Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
_______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,000,000 shares	$4.50	$9,000,000	$1,031.40

(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART II
INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The Company hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (“Commission”):

•	Annual report on Form 10-K for the fiscal year ended December 25, 2011, filed with the Commission on February 17, 2012; and

•
The description of our Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 28, 2009, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
The General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may limit the personal liability of each director to the corporation or its stockholders for monetary damages, except for liability arising because of any of the following:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of law;

•	certain unlawful dividend payments or stock redemptions or repurchases; and

•	any transaction from which the director derives an improper personal benefit.

Our Amended and Restated Certificate of Incorporation provides for the elimination and limitation of the personal liability of our directors for monetary damages except for situations described in the bullet points listed above. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in the bullet points listed above. This provision does not limit or eliminate our rights or any stockholder's right to seek non‑monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.
Our Amended and Restated Corporate Bylaws provide that the Company shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful.
Pursuant to Section 145 of the DGCL, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Company) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Company's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
According to the Amended and Restated Corporate Bylaws of the Company and Section 145 of the DGCL, the Company has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents. The above discussion of the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Corporate Bylaws and of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated Corporate Bylaws and the DGCL.
Item 7.    Exemption from Registration Claimed.
None.
Item 8. Exhibits.
The following are filed as exhibits to this Registration Statement:
Exhibit No.        Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 of the Company's Form 8-A filed on December 28, 2009).

4.2	Amended and Restated Corporate Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Form 8-A filed on December 28, 2009).

4.3	Stockholders Agreement dated December 28, 2009 between the Company and JBS USA Holdings, Inc. (incorporated by reference from Exhibit 4.1 of the Company's Form 8-A filed on December 28, 2009).

4.4	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K filed on December 29, 2009).

4.5
Waiver to the Stockholders Agreement dated November 4, 2010 between JBS USA Holdings, Inc. and Pilgrim's Pride Corporation (incorporated by reference from Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 8, 2010).

4.6
Indenture dated as of December 14, 2010 among the Company, Pilgrim's Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference from Exhibit 4.1 of the Company's Form 8-K filed on December 15, 2010).

4.7
Registration Rights Agreement dated December 14, 2010 among the Company and the representatives of the initial purchasers of the Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.2 of the Company's Form 8-K filed on December 15, 2010).

4.8	Form of Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.3 of the Company's Form 8-K filed on December 15, 2010).

4.9	Form of Guarantee (incorporated by reference from Exhibit 4.4 of the Company's Form 8-K filed on December 15, 2010).

4.10
Waiver to the Stockholders Agreement dated December 8, 2011 between JBS USA Holdings, Inc. and the Company (incorporated by reference from Exhibit 4.10 to the Company's Annual Report on Form 10-K filed February 17, 2012).

5.1	Opinion of Baker & McKenzie LLP.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).*

24	Power of Attorney (included on the signature page of the Registration Statement).*
_________________________
* filed herewith
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on February 17, 2012.

PILGRIM'S PRIDE CORPORATION
By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Fabio Sandri his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wesley Mendonça Batista	Chairman of the Board	February 13, 2012
Wesley Mendonça Batista

/s/ William W. Lovette	President, Chief Executive Officer and	February 13, 2012
William W. Lovette	Director

/s/ Fabio Sandri	Chief Financial Officer	February 13, 2012
Fabio Sandri	(Principal Financial and Accounting Officer)

Director
Joesley Mendonça Batista

Director
Michael L. Cooper

/s/ Don Jackson	Director	February 13, 2012
Don Jackson

/s/ Charles Macaluso	Director	February 9, 2012
Charles Macaluso

/s/ Lonnie “Bo” Pilgrim	Director	February 8, 2012
Lonnie “Bo” Pilgrim

Director
Marcus Vinicius Pratini de Moraes

/s/ Wallim Cruz De Vasconcellos Junior	Director	February 9, 2012
Wallim Cruz De Vasconcellos Junior

Pursuant to the requirements of the Securities Act, the Administrator of the Pilgrim's Pride Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on February 17, 2012.

PILGRIM'S PRIDE RETIREMENT SAVINGS PLAN

By: /s/ Renee DeBar
Renee DeBar
Head of Benefits

Pursuant to the requirements of the Securities Act, the Administrator of the To-Ricos Employee Savings and Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on February 17, 2012.

TO-RICOS EMPLOYEE SAVINGS AND RETIREMENT PLAN

By: /s/ Renee DeBar
Renee DeBar
Head of Benefits

EXHIBIT INDEX
Exhibit No.        Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 of the Company's Form 8-A filed on December 28, 2009).

4.2	Amended and Restated Corporate Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Form 8-A filed on December 28, 2009).

4.3	Stockholders Agreement dated December 28, 2009 between the Company and JBS USA Holdings, Inc. (incorporated by reference from Exhibit 4.1 of the Company's Form 8-A filed on December 28, 2009).

4.4	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K filed on December 29, 2009).

4.5
Waiver to the Stockholders Agreement dated November 4, 2010 between JBS USA Holdings, Inc. and Pilgrim's Pride Corporation (incorporated by reference from Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 8, 2010).

4.6
Indenture dated as of December 14, 2010 among the Company, Pilgrim's Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference from Exhibit 4.1 of the Company's Form 8-K filed on December 15, 2010).

4.7
Registration Rights Agreement dated December 14, 2010 among the Company and the representatives of the initial purchasers of the Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.2 of the Company's Form 8-K filed on December 15, 2010).

4.8	Form of Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.3 of the Company's Form 8-K filed on December 15, 2010).

4.9	Form of Guarantee (incorporated by reference from Exhibit 4.4 of the Company's Form 8-K filed on December 15, 2010).

4.10
Waiver to the Stockholders Agreement dated December 8, 2011 between JBS USA Holdings, Inc. and the Company (incorporated by reference from Exhibit 4.10 to the Company's Annual Report on Form 10-K filed February 17, 2012).

5.1	Opinion of Baker & McKenzie LLP.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).*

24	Power of Attorney (included on the signature page of the Registration Statement).*
_________________________
* filed herewith